AMENDMENT TO FINANCIAL ADVISORY AGREEMENT
                    DATED NOVEMBER 20, 1997

Whereas, M.S. Farrell & Co., Inc. ("MSF") and Software Publishing Corporation Holdings, Inc., its affiliates, successors, subsidiaries or assigns (collectively, the "Company") desire to modify the Financial Advisory Agreement between them dated November 20, 1997 (the "Agreement"), the parties hereby agree as follows:

1. MSF shall represent the Company, at such mutually convenient time as the parties agree, at one or more Regional Investment Banker Association ("RIBA") capital conferences as the Company's investment banking sponsor. As such MSF shall advise the Company on its format, presentation, and slides or accompanying materials, to the extent applicable.

2. MSF shall advise the Company on a non-exclusive basis regarding future merger and acquisition proposals and proposed transactions to be entered into by the Company.

3. MSF shall, at such appropriate time as mutually agreed to by the parties hereto, introduce the Company to higher tier investment banks than MSF for the purpose of raising capital and/or investment banking services.

4. At the execution of, and in consideration of, this amendment ("the "Amendment") the Company shall forthwith adjust the Warrants and Options (previously defined in the Agreement) to an exercise price equal to the lesser of: a) $1.27 per share, or b) 120% per share of the price of any shares of common stock or imputed price of any shares of common stock included in any units (without attributing any value to any warrant or any other derivative security included in any unit), as applicable of the Company sold by the Company to a source introduced to the Company by MSF within the next 12 months; provided, however, that the exercise price per share of the Warrants and Options shall not in any event be less than $1.06, nor more than $1.27. The expiration date of the Warrants and Options shall be extended to August 20, 2002.

Software Publishing Corporation Holdings., Inc.

By: /s/ Mark E. Leininger                                         Date  1/28/98
       Mark E. Leininger, Vice President and Chief Operating Officer


 M.S. Farrell & Co., Inc.

By: /s/ Martin Schacker                                           Date  1/28/98
      Martin Schacker, Chairman